UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2023

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 947-3120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, Amneal Pharmaceuticals, Inc. (the “Company”) entered into a final settlement agreement that, if approved by the court, would fully resolve a stockholder derivative action brought on behalf of the Company in the matter captioned Russell Thiele, et al. v. Kashiv Biosciences, LLC, et al., pending in the Court of Chancery of the State of Delaware (the “Court”). On May 2, 2023, the parties to the action submitted a Stipulation and Agreement of Settlement, which was resubmitted on May 12, 2023, setting forth the terms and conditions of the proposed settlement (the “Settlement”) to the Court for its approval. Pursuant to the Settlement, the Company has agreed to amend the January 11, 2021 Membership Interest Purchase Agreement with Kashiv to reduce certain royalties on future sales payable by Kashiv, adopt certain governance changes, and pay to Plaintiffs’ counsel a court-ordered attorneys fees and expense award in an amount not to exceed $2 million.

On May 15, 2023, the Court entered a Scheduling Order pursuant to which a hearing (the “Settlement Hearing”) will be held on July 25, 2023 at 11 a.m. Eastern Time, in the Court at Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court). The Scheduling Order also approved the form and content of the Notice of Pendency of Settlement of Derivative Action (the “Notice”), filed herewith, which provides notice to the Company’s current stockholders of their rights in connection with the Settlement, including the right to attend and participate in the Settlement Hearing.

Pursuant to the Court’s Scheduling Order, the Notice and Stipulation and Agreement of Settlement are also available on the “Investor Relations” page of the Company’s website (http://investors.amneal.com). The reference to our website is an inactive textual reference only, and the information provided on our website is not part of this Current Report on Form 8-K and therefore is not incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Notice of Pendency of Settlement of Derivative Action

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2023	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Jason Daly
	Name:	Jason Daly
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary